Exhibit 99.2

        (Text of graph posted to Ashland Inc's website concerning Ashland
                         Distribution Company's revenue)



                    ADC Revenue - Monthly Sales ($, millions)

                                1999        2000        2001       2002        2003
                                ----        ----        ----       ----        ----
             January             220         246         242        210         238
             February            233         269         234        202         231
             March               263         297         250        210         243
             April               254         265         234        227         247
             May                 240         286         280        231         240
             June                260         291         223        213
             July                241         253         217        219
             August              256         285         235        226
             September           253         255         202        215
             October             257         268         226        239
             November            257         244         195        209
             December            254         219         162        188

                  ADC - 12 Month Rolling Average ($, millions)

                                2000        2001        2002       2003
                                ----        ----        ----       ----

             January             251         265         222        218
             February            254         262         220        221
             March               257         258         216        223
             April               258         255         216        225
             May                 262         255         212        226
             June                264         249         211
             July                265         246         211
             August              268         242         210
             September           268         237         211
             October             269         234         212
             November            268         230         214
             December            265         225         216